                                                                   Exhibit 10.22

                                PROMISSORY NOTE


$70,000.00                                                       Dated: 05/23/96


     FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Verilink") at San Jose, California, the sum of Seventy Thousand Dollars ($70,000.00), plus interest thereon at the rate of five percent (5%) per annum, payable at maturity. Principal and accrued interest shall be paid in full on or before May 23, 2001.

     Upon the occurrence of any such of the following events, the undersigned shall be deemed to be in default hereunder (a "Default"):

     (a) commencement of any bankruptcy, insolvency arrangement, reorganization or other debtor-relief proceedings by or against the undersigned; or

     (b) failure of the undersigned to pay principal or interest hereunder when due.

     Upon a Default, Verilink may, at its election and without demand or notice of any kind, which are hereby waived, declare the unpaid principal and accrued interest due under this Promissory Note immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Promissory Note or by law.

     In the event of any proceedings to enforce the undersigned's obligations hereunder, the prevailing party shall be entitled to recover attorney's fees and costs.

     This Promissory Note shall be governed by the laws of the State of California.


                                                      [SIG]
                                        ---------------------------------
                                                Stephen M. Tennis